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Exhibit 99.1  Press Release dated April 20, 2006

FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION:
April 20, 2006                                        Steve Marcum
                                                      Chief Financial Officer
                                                      (270) 393-0700
         CITIZENS FIRST CORPORATION ANNOUNCES FIRST QUARTER 2006 RESULTS

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter ended March 31, 2006. Mary D. Cohron, President and CEO, reported that the Company's net income on a consolidated basis for the first quarter of 2006 was $549,289, or $0.47 and $0.38 per basic and diluted common share, respectively, compared to net income of $451,216 or $0.36 and $0.31 per basic and diluted common share, respectively, for the first quarter of 2005. "Compared to the first quarter of 2005, net income for the first quarter of 2006 increased by $98,073 or 21.7 %," said Cohron. Cohron attributes expertise in commercial lending, commitment to asset quality, controlling expenses and providing high quality customer service for the Company's strong financial performance.

Total assets at March 31, 2006 were $203,807,914, up $31,709,366 or 18.4%, from
$172,098,548 at March 31, 2005. Return on average assets for the Company was 1.14% at March 31, 2006 compared to 1.07% for the previous year. Loans increased $13,573,764, or 9.2%, from $148,341,645 at March 31, 2005 to $161,915,409 at
March 31, 2006. Deposits at March 31, 2006 were $164,986,746, an increase of $29,659,177 or 21.9% compared to $135,327,569 at March 31, 2005.

Stockholders' equity of $20,302,839 equaled 9.96% of total assets as of March 31, 2006. "We are extremely pleased that we are meeting our growth objectives," stated Cohron. "We are committed to keeping our capital base strong as we grow." The Company's annualized return on average equity was 10.98% for the quarter ending March 31, 2006 compared to an annualized return of 9.88% for the quarter ending March 31, 2005.

Net interest income for the quarter ended March 31, 2006 was $2,086,279, versus $1,746,711 for the same quarter of 2005, an increase of $339,568 or 19.4%. The Company's net interest margin improved to 4.65% for the first quarter of 2006 compared to 4.39% for the first quarter of 2005.

Non-interest income was $319,980 during the first quarter of 2006, compared to $331,896 in the same quarter of 2005, a decrease of $11,916 or 3.6%. Included in non-interest income for the first quarter of 2006 is income from the sale of secondary market loans of $54,470, compared to $82,782 in the first quarter of 2005, a decrease of $28,312, or 34.2%. Non-interest expense was $1,573,111 for the first quarter of 2006, versus $1,359,891 for the same period of 2005, an increase of $213,220. The Company recorded compensation expense for stock options related to the implementation of SFAS 123R in the amount of $46,514 in the first quarter of 2006. Compensation expense for stock options had not been previously recorded. Personnel expenses also increased as the Company relocated its main office and opened an additional retail location at its newly opened corporate headquarters at 1065 Ashley Street in Bowling Green.

Non-performing loans totaled $284,274 at March 31, 2006 compared to $612,365 at March 31, 2005, an improvement of $328,091. Non-performing loans to total loans ratio was 0.18% and 0.41% at March 31, 2006 and March 31, 2005, respectively. "Our continuing commitment to asset quality is reflected in this improvement," stated Chief Financial Officer Steve Marcum. "The Company did not make a provision for loan losses this quarter due to our improved asset quality."
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This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and retention of key personnel. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.
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CITIZENS FIRST CORPORATION
QUARTERLY CONSOLIDATED STATEMENTS OF OPERATION
(UNAUDITED)
                                                  Financial Highlights
                                                 Quarter      Quarter
                                                  Ended        Ended
                                               3/31/2006     3/31/2005

Interest Income ............................   $3,233,253   $2,412,771
Interest Expense ...........................    1,146,974      666,060
                                               ----------   ----------
Net Interest Income ........................    2,086,279    1,746,711
Provision for Loan Losses                             --        35,000
                                               ----------   ----------
Net Interest Income after Provision ........    2,086,279    1,711,711
Non-Interest Income ........................      319,980      331,896
Non-Interest Expenses ......................    1,573,111    1,359,891
                                               ----------   ----------
Income before Taxes ........................      833,148      683,716
Income Tax Provision .......................      283,859      232,500
                                               ----------   ----------
Net Income .................................   $  549,289   $  451,216
Preferred Dividends ........................      128,187      128,187
                                               ----------   ----------
Net Income Available for Common Shareholders   $  421,102   $  323,029
                                               ==========   ==========
Basic Net Income Per Common Share              $     0.47   $     0.36
Diluted Net Income Per Common Share            $     0.38   $     0.31

Consolidated Balance Sheets
(Unaudited)                                     As of         As of
                                              3/31/2006    3/31/2005
                                              (in 000's)   (in 000's)
ASSETS
Cash and cash equivalents ................   $   4,289    $   3,890
Federal funds sold .......................      14,794          866
Investment securities ....................      12,582       12,399
FHLB stock ...............................         624          589
Loans held for sale ......................          72        1,142
Loans ....................................     161,916      148,342
Allowance for loan losses ................      (1,906)      (1,767)
Other assets .............................      11,437        6,638
                                             ---------    ---------
     Total Assets ........................   $ 203,808    $ 172,099
                                             =========    =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ..........   $  70,490    $  65,352
Time deposits ............................      94,497       69,976
                                             ---------    ---------
    TOTAL DEPOSITS .......................     164,987      135,328
FHLB borrowings ..........................      14,448       13,000
Federal funds purchased and Securities
 sold under agreements to repurchase .....       2,667        4,299
Other Liabilities ........................       1,403        1,006
                                             ---------    ---------
    Total Liabilities ....................     183,505      153,633
    Stockholders' Equity .................      20,303       18,466
                                             ---------    ---------
Total Liabilities and Stockholders' Equity   $ 203,808    $ 172,099
                                             =========    =========
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